SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant  |  |

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     14a-6(e)(2))
|X|  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Washington Trust Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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|X|  No fee required.
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




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 1997




To the Shareholders of
WASHINGTON TRUST BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the "Corporation"), a Rhode Island corporation, will be held at the Westerly Library, 38 Broad Street, Westerly, Rhode Island on Tuesday, the 29th of April, 1997 at 11:00 a.m. for the purpose of considering and acting upon the following:

         1.   The election of six directors to serve for terms of three years;

         2.   The adoption of the Corporation's 1997 Equity Incentive Plan;

         3. The amendment to Article FOURTH of the Corporation's Restated Articles of Incorporation to increase the number of shares of the Corporation's Common Stock, $.0625 par value, that may be issued thereunder from 10,000,000 to 30,000,000;

         4. The ratification of the selection of independent auditors to audit the Corporation's consolidated financial statements for the year ending December 31, 1997; and


         5. Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on March 10, 1997 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

It is important that your shares be represented and voted whether or not you plan to be present. Therefore, if you do not expect to be present at the meeting, please sign, date, and fill in the enclosed proxy and return it by mail in the enclosed addressed envelope.

                                         By order of the Board of Directors,

                                         Harvey C. Perry II

                                         Harvey C. Perry II
                                         Secretary


March 19, 1997

                         WASHINGTON TRUST BANCORP, INC.
                                 23 Broad Street
                               Westerly, RI 02891
                             Telephone 401-348-1200
                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 1997
                            -------------------------

                                 PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 29, 1997, and any adjournment thereof and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 through 4 referred to herein.

As of March 10, 1997, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were issued and outstanding 4,372,302 shares of common stock, $.0625 par value (the "Common Stock"), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the adoption of the Corporation's 1997 Equity Incentive Plan (the "1997 Plan"), the amendment to Article FOURTH of the Corporation's Restated Articles of Incorporation (the "Articles"), and the ratification of the selection of independent auditors will have the same legal effect as a vote against such matters. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors, the adoption of the 1997 Plan and the ratification of the selection of independent auditors, but will have the same legal effect as a vote against the amendment to Article FOURTH of the Articles.

Management knows of no matters to be brought before the meeting other than those referred to. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 19, 1997.

                             PRINCIPAL SHAREHOLDERS

The Corporation knows of no person who beneficially owned more than five percent (5%) of the Corporation's outstanding Common Stock as of March 10, 1997.


                              ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. There are at present 14 directors, Joseph H. Potter having retired and resigned from the Board, effective May 1, 1996. This year, six directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting and until their respective successors are elected and have qualified. Directors are elected by the affirmative vote of the majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present.

The nominees for election of directors at the Annual Meeting are Steven J. Crandall, Richard A. Grills, James W. McCormick, Jr., Victor J. Orsinger II, James P. Sullivan and Neil H. Thorp. Each of the nominees for director is presently a director of the Corporation. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.


                        NOMINEE AND DIRECTOR INFORMATION


                                                                       Common Stock Shares Beneficially
                                                                         Owned on March 10, 1997 (2)
                                                                        -------------------------------
                                                                       Common
                                           Years as                     Stock       Vested                       Percent
Name and Principal Occupation             Director(1)      Age          Owned       Options       Total         of Class
------------------------------------------------------------------------------------------------------------------------
TERMS EXPIRING IN 2000
(IF ELECTED):

Steven J. Crandall                              14         44              1,105       12,938       14,043         0.30%
   Vice President, Ashaway
   Line & Twine Manufacturing Co.
   (manufacturer of tennis string,
   fishing line and surgical sutures)

Richard A. Grills                               14         64            122,109       12,938       135,047        2.90%
   Consultant and retired President,
   Bradford Dyeing Association, Inc.
   (textiles)

James W. McCormick, Jr.                         14         66             12,835        8,938        21,773        0.47%
   Former President,
   McCormick's, Inc. (retailer)






                                                                        Common Stock Shares Beneficially
                                                                          Owned on March 10, 1997 (2)
                                                                        --------------------------------
                                                                         Common
                                           Years as                       Stock      Vested                       Percent
Name and Principal Occupation             Director(1)      Age            Owned      Options       Total         of Class
------------------------------------------------------------------------------------------------------------------------
Victor J. Orsinger II                           14         50             10,878        9,204        20,082        0.43%
   Partner, Orsinger & Nardone,
   Attorneys at Law

James P. Sullivan, CPA                          14         58              1,773       11,645        13,418        0.29%
   Finance Officer, Roman Catholic
   Diocese of Providence

Neil H. Thorp                                   14         57              9,571        9,263        18,834        0.40%
   President, Thorp & Trainer, Inc.
   (Insurance)


TERMS EXPIRING IN 1998:

Katherine W. Hoxsie, CPA                         6         48             22,621       12,938        35,559        0.76%
   Vice President, Hoxsie
   Buick-Pontiac-GMC Truck, Inc.

Brendan P. O'Donnell                            15         67              6,952       12,848        19,800        0.42%
   Retired manufacturing executive

Anthony J. Rose, Jr.                            25         66             71,022       11,626        82,648        1.77%
   President, Technical Industries,
   Inc. (chemicals)

John C. Warren                                   1         51              3,136        5,834         8,970        0.19%
   President and Chief Operating
   Officer of the Corporation and the
   Bank since 1996; President and Chief
   Executive Officer of Sterling
   Bancshares Corporation 1990-1994,
   Chairman 1993-1994



                                                                         Common Stock Shares Beneficially
                                                                           Owned on March 10, 1997 (2)
                                                                         --------------------------------
                                                                          Common
                                           Years as                        Stock     Vested                       Percent
Name and Principal Occupation             Director(1)      Age             Owned     Options       Total         of Class
------------------------------------------------------------------------------------------------------------------------
TERMS EXPIRING IN 1999:

Gary P. Bennett                                  3         55                432        3,375         3,807        0.08%
   Chairman, Chief Executive Officer
   and Director, Analysis & Technology,
   Inc. (interactive multimedia
   training systems, information
   systems and engineering services)

Larry J. Hirsch                                  3         58              3,414        2,009         5,423        0.12%
   President, Westerly Jewelry Co.,
   Inc. (retailer)

Mary E. Kennard, Esq.                            3         42                908        2,607         3,515        0.08%
   University Counsel and Vice
   President, The American University;
   Vice President and General Counsel
   of the University of Rhode Island
   1992-1994

Joseph J. Kirby                                 25         65             12,231       89,251       101,482        2.18%
   Chairman of the Board and Chief
   Executive Officer since 1996;
   President of the Corporation
   1984-1995; President of the Bank
   1982 -1995

In addition to the nominee and director information provided above, the following summarizes the security ownership of certain executive officers of the Corporation and the Corporation's subsidiary, The Washington Trust Company (the "Bank"), who are not also directors of the Corporation:

David V. Devault, CPA                                                    4,927        20,517         25,444        0.55%
   Vice President and
   Chief Financial Officer

Harvey C. Perry II                                                       6,006        17,888         23,894        0.51%
   Vice President and Secretary

Robert G. Cocks, Jr.                                                       277        12,910         13,187        0.28%
   Senior Vice President -
   Lending of the Bank

Directors and Executive                                                297,640       288,674        586,314       12.58%
   Officers as a Group (22
   persons)


(1) The Corporation was organized in 1984. The years indicated include the period the directors have been members of the Board of the Bank prior to 1984.

(2) "Beneficial ownership" means, pursuant to Securities and Exchange Commission ("SEC") regulations, the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security (i.e., the power to dispose, or to direct the disposition, of a security) and/or the right to acquire such ownership within 60 days.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation's Board of Directors has the following committees:

Executive Committee. The Executive Committee met eleven times in 1996 and, when the Board of Directors is not in session, is entitled to exercise all the powers and duties of the Board. Members of the Executive Committee are Directors O'Donnell (Chairman), Grills, Kirby, McCormick, Orsinger, Rose and Warren.

Compensation Committee. The Compensation Committee, which met four times in 1996, is responsible for making recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank. Members of the Compensation Committee are Directors O'Donnell (Chairman), Bennett, Grills, McCormick and Rose.

Audit Committee. The Audit Committee, which met five times in 1996, is responsible for reviewing the adequacy of the Corporation's system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, and reports of the independent auditors. Committee members are Directors McCormick (Chairman), Crandall, Hirsch and Hoxsie.

Stock Option Committee. The Stock Option Committee met three times in 1996 and is responsible for the administration of the Corporation's Amended and Restated 1988 Stock Option Plan ("Stock Option Plan"). Committee members are Directors Bennett (Chairman), Kennard, O'Donnell and Sullivan.

Nominating Committee. The Nominating Committee met once in 1996 and is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors of the Corporation and recommending to the shareholders the election of directors of the Corporation. The Committee members are Directors O'Donnell (Chairman), Bennett, Grills, McCormick and Rose. Shareholders may make nominations for election as directors at any meeting called for such purpose provided that written notice has been given to the President of the Corporation not less than 14 nor more than 60 days prior to such meeting. Such notice shall set forth the name, age, business address and principal occupation of, and the number of shares of Common Stock beneficially owned by, each nominee.

The Corporation's Board of Directors held five meetings in 1996. The Board of Directors of the Bank, the members of which are the same as the Corporation's Board, held twelve meetings in 1996. During 1996, each member of the Corporation's Board attended at least 75% of the aggregate number of meetings of the Corporation's Board, the Bank's Board and the Corporation's Board committees of which such person was a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank, subject to the approval of the Board of Directors. The Compensation Committee members are Directors O'Donnell (Chairman), Bennett, Grills, McCormick and Rose. The Stock Option Committee is responsible for the administration of the Corporation's Stock Option Plan and, in addition, will be responsible for the administration of the 1997 Plan, if adopted. The Stock Option Committee members are Directors Bennett (Chairman), Kennard, O'Donnell and Sullivan. No members of the Compensation Committee or the Stock Option Committee are employees of the Corporation or the Bank.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

During 1996, for each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $250 and $500, respectively. In addition, non-employee directors received $300 for each Corporation and Bank committee meeting attended (committee chairmen received $500 per meeting).

However, directors attending more than one meeting in any one day (excluding meetings of the Board of Directors of the Corporation) were generally paid only for one of such meetings. In addition, non-employee directors received a $6,000 annual retainer which is paid quarterly. The retainer was increased to an annual rate of $9,000 beginning with the fourth quarter of 1996 to coincide with the termination of the Outside Director Retainer Continuation Plan (the "Retainer Continuation Plan").

The Plan for Deferral of Directors' Fees adopted by the Corporation and the Bank effective March 1, 1988 provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees earn interest and are payable in a lump sum or installments following termination of service as a director or attainment of a certain age. Deferred fees are unfunded obligations of the Bank.

As of September 30, 1996, the Corporation terminated the Retainer Continuation Plan which provided for retirement benefits to non-employee directors after leaving the Board of Directors. Notwithstanding such termination, retired directors currently receiving payments pursuant to the Retainer Continuation Plan will continue to receive such payments in accordance with the terms and conditions of such Plan. In consideration of the termination of the Retainer Continuation Plan, the Corporation adopted the 1996 Directors' Stock Plan pursuant to which the Corporation made a one-time grant, as of October 1, 1996, to each of its current non-employee directors, of that number of shares of the Corporation's Common Stock which was equivalent in value to the accrued benefit actuarially determined for such director with respect to service rendered as a director through September 30, 1996. For this purpose, the value of shares was calculated using a per share price of $22.23. Directors received either restricted stock or Common Stock without restrictions at their individual option. The following chart reflects the number of shares received by each of the Corporation's non-employee directors:

   Director                   Number of Shares     Director                        Number of Shares
   --------                   ----------------     --------                        ----------------
   Gary P. Bennett                         207     James W. McCormick, Jr.                    1,692
   Stephen J. Crandall                     410     Brendan P. O'Donnell                       1,890
   Richard A. Grills                     1,481     Victor J. Orsinger II                        572
   Larry J. Hirsch                         252     Anthony J. Rose, Jr.                       2,429
   Katherine W. Hoxsie                     257     James P. Sullivan                          1,053
   Mary E. Kennard                          86     Neil H. Thorp                                923


The Corporation's Stock Option Plan provides that a nonqualified option to purchase 2,250 shares of Common Stock shall automatically be granted to each person who is initially elected or re-elected a director of the Corporation as of the date of such election or re-election, at an option price equal to the fair market value of the Common Stock on such date. These options are exercisable in 25% installments commencing on the date of grant and on each anniversary date thereafter. In the event of a Change in Control of the Corporation (as defined in the Stock Option Plan) these options will become immediately exercisable in full.

In the event that the 1997 Plan is adopted by the shareholders at the Annual Meeting, in lieu of the options issuable under the Stock Option Plan, each director of the Corporation who is not an employee of the Corporation shall automatically be granted a nonqualified option to purchase 750 shares of Common Stock as of the date of each Annual Meeting after which such director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 1996, 1995 and 1994, the compensation of the Chief Executive Officer and the other executive officers of the Corporation and/or the Bank whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1996 (the "Named Executives").


                                            SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                   Compensation
                                                   Annual Compensation                Awards
                                              ----------------------------         ------------

                                                                                    Number of
                                                                                   Securities
           Name                                                                    Underlying
      and Principal                                                                  Options/            All Other
         Position                Year         Salary             Bonus (1)           SARs (2)         Compensation (3)
-----------------------------------------------------------------------------------------------------------------------
Joseph J. Kirby, Chairman        1996        $232,000             $77,256            12,000             $7,698(4)
   of the Board and Chief        1995         220,000              81,400            12,816              7,320
   Executor Officer              1994         210,000              81,585            14,484              6,886

John C. Warren, President        1996        $153,846             $39,600            15,305               -$0-
   and Chief Operating
   Officer

David V. Devault, Vice           1996        $110,000             $25,438             3,750             $3,650
   President and Chief           1995         105,000              26,316             6,117              3,494
   Financial Officer             1994         100,000              26,417             3,450              3,279

Harvey C. Perry II,              1996         $98,300             $23,346             3,351             $3,262
  Vice President and             1995          94,300              23,455             2,747              3,138
  Secretary                      1994          90,000              24,135             3,104              2,951

Robert G. Cocks, Jr.,            1996         $90,000             $20,194             2,046             $2,986
   Senior Vice President         1995          86,000              20,729             2,505              2,861
   - Lending of the Bank         1994          82,000              21,683             2,829              2,689

(1) Bonus amounts represent amounts accrued for the years indicated under the Corporation's Short-Term Incentive Plan for its executive officers and other key employees (the "Incentive Plan"). The Incentive Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants.

(2) None of the stock options granted to the Named Executives have tandem stock appreciation rights ("SARs"). The numbers of securities underlying stock options granted to the Named Executives have been adjusted to reflect a three-for-two stock split effected by the Corporation on August 31, 1994 and a three-for-two stock split effected by the Corporation on October 15, 1996.

(3) Under the Bank's tax-qualified 401(k) plan (the "401(k) Plan"), which covers all full-time salaried employees, the Bank matches 50% of each participant's first 2% of voluntary salary contributions and 100% of each participant's next 2% of salary contributions up to a maximum match of 3%.

(4) Includes $2,734 accrued under the Supplemental Pension Benefit and Profit Sharing Plan adopted by the Bank effective November 1, 1994 (the "Supplemental Plan"), which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Internal Revenue Code.

                        --------------------------------

The following table contains information concerning the grant of stock options pursuant to the Corporation's Stock Option Plan to the Named Executives during the fiscal year ended December 31, 1996.


                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants
                              ----------------------------------------------------------


                                             Percent of                                       Potential Realizable Value at
                              Number of         Total                                            Assumed Annual Rates of
                             Securities     Options/SARs                                         Stock Price Appreciation
                             Underlying      Granted to       Exercise                              for Option Term
                              Options/        Employees       or Base                          ----------------------------
                                SARs          in Fiscal       Price Per       Expiration
           Name              Granted (1)        Year            Share            Date            5%               10%
---------------------------------------------------------------------------------------------------------------------------
Joseph J. Kirby                12,000           20.43%         $22.00         5/13/2006      $166,027(2)      $420,747(3)

John C. Warren                  8,033           13.68%         $19.92         1/16/2006      $100,616(4)      $254,983(5)
                                7,272           12.38%         $22.00         5/13/2006      $100,612(2)      $254,972(3)

David V. Devault                3,760            6.38%         $22.00         5/13/2006       $51,883(2)      $131,483(3)

Harvey C. Perry II              3,351            5.70%         $22.00         5/13/2006       $46,363(2)      $117,493(3)

Robert G. Cocks, Jr.            2,046            3.48%         $22.00         5/13/2006       $28,307(2)       $71,737(3)

(1) All options granted to the Named Executives were granted on May 13, 1996 under the Stock Option Plan, except that the grant to Mr. Warren of options to acquire 8,033 shares was made on January 16, 1996. There are no SARs attached to any options granted during 1996. The options become exercisable in 25% installments commencing on the date of grant and on each anniversary date thereafter, so long as employment with the Corporation continues. If a Change in Control (as defined in the Stock Option Plan) were to occur, the options would become immediately exercisable in full.

(2)    $22.00 at 5% annually for 10 years = $35.84

(3)    $22.00 at 10% annually for 10 years = $57.07

(4)    $19.92 at 5% annually for 10 years = $32.45

(5)    $19.92 at 10% annually for 10 years = $51.67

                        --------------------------------


The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held as of the end of the 1996 fiscal year.

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION/SAR VALUES



                                                                    Number of Securities           Value of Unexercised
                                                                   Underlying Unexercised        In-the-Money Options/SARs
                             Number of                           Options/SARs at FY-End (1)          at FY-End (1)(2)
                          Shares Acquired         Value          --------------------------      -------------------------
         Name               on Exercise         Realized         Exercisable Unexercisable       Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Joseph J. Kirby                  15,268          $152,683           89,251          19,031       $1,743,439       $229,423

John C. Warren                      -0-              -$0-            3,825          11,480          $38,606       $115,874

David V. Devault                  1,861           $14,217           25,290           6,734         $487,249        $81,866

Harvey C. Perry II                1,950           $17,372           19,388           4,666         $381,121        $54,470

Robert G. Cocks, Jr.                -0-              -$0-           12,910           3,496         $260,208        $42,840



(1)    There are no SARs attached to the stock options held by the Named Executives.

(2)    Value based on the fair market value of the  Corporation's  Common Stock on December 31, 1996 ($31.00) minus the exercise price.

                        --------------------------------

The Bank maintains a qualified defined benefit pension plan (the "Pension Plan") for salaried employees of the Corporation and the Bank. The Internal Revenue Code limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Supplemental Plan provides for payments by the Bank of certain amounts which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Internal Revenue Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank. The following table shows the annual benefits payable upon retirement, assuming retirement at age 65 in 1996, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan. The benefits shown are straight-life annuity amounts not reduced by a joint survivorship benefit, which is available.




                                                PENSION PLAN TABLE

                                                                 Years of Service
                                  --------------------------------------------------------------------------------------
Average Annual
Pension Compensation                 15                 20                25                   30                  35
------------------------------------------------------------------------------------------------------------------------
       $100,000                   $25,061            $33,415            $41,769               $50,123            $58,476
        125,000                    31,999             42,665             53,331                63,998             74,664
        150,000                    38,936             51,915             64,894                77,873             90,851
        175,000                    45,874             61,165             76,456                91,748            107,039
        200,000                    52,811             70,415             88,019               105,623            123,226
        225,000                    59,749             79,665             99,581               119,498            139,414
        250,000                    66,686             88,915            111,144               133,373            155,601
        275,000                    73,624             98,165            122,706               147,248            171,789
        300,000                    80,561            107,415            134,269               161,123            187,976
        325,000                    87,499            116,665            145,831               174,998            204,164
        350,000                    94,436            125,915            157,394               188,873            220,351


Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Incentive Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the Social Security covered compensation level multiplied by the number of years of service. In 1996 the covered Social Security compensation level was $27,576.

The years of service accrued for purposes of the Pension Plan in 1996 for the following Named Executives were: Mr. Kirby, 33 years; Mr. Warren, 0 years; Mr. Devault, 10 years; Mr. Perry, 22 years; and Mr. Cocks, 4 years.


                COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                     JOINT REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Board of Directors. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee and the Stock Option Committee consulted with an independent compensation consultant (the "Consultant") which provided certain information regarding base salary, short-term and long-term incentive practices of comparable companies in the banking industry (the "Compensation Peer Group").

Base Salary. Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the full Board of Directors. Salary levels were developed by the Compensation Committee for each executive officer's position based on an analysis of compensation level information provided by the Consultant. The general policy of the Compensation Committee is to attempt to position executive base salary levels in the middle of the range of base level salaries for comparable executives in the Compensation Peer Group, with adjustments to reflect such subjective factors as technical, managerial and human relations skills, problem solving capabilities, and level of accountability. Generally, the Compensation Committee relied on the recommendations of its Chief Executive Officer in following these guidelines to establish the base salary of the other executive officers for 1996.

The Compensation Committee increased the Chief Executive Officer's salary for 1996 by 5.5% over the previous year based on the Compensation Committee's review of the chief executive officers' salaries in the Compensation Peer Group and their subjective assessment of the Chief Executive Officer's overall performance during the prior year.

Short-Term Incentive Plan. The Incentive Plan provides for the payment of additional cash compensation to officers based upon the achievement of target levels of return on equity and, with respect to officers other than the Chief Executive Officer and the President/Chief Operating Officer, the achievement of individual objectives established by senior management. The return on equity target levels were established by the Compensation Committee based upon their review of data for the Compensation Peer Group provided by the Consultant and management expectations and recommendations. The Compensation Committee's policy is to periodically review these performance measures and adjust them as appropriate. The total target payout for the Chief Executive Officer in 1996 was 37% of base salary.

In 1996, the Corporation's return on equity, as measured against the Compensation Peer Group and the targets established by the Compensation Committee, entitled the executive officers to a payout for 1996 performance of 90% of the return on equity portion of the target payout for each officer. Payouts based on the achievement of individual performance goals were subjectively determined by each participant's supervisor.

Long-Term Incentives. As a general rule, the Stock Option Committee has granted stock options to its executive officers on an annual basis. This element of compensation is viewed as a desirable long-term compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve long-term stock market performance. In fixing the grant of stock options to executive officers, the Stock Option Committee reviewed data for the Compensation Peer Group provided by the Consultant and, for officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer, which were based on the individual officer's level of responsibility and contribution towards achievement of the Corporation's business plan and objectives. During 1996, the Stock Option Committee granted to the Chief Executive Officer, options to purchase 12,000 shares with an exercise price of $22.00 per share. The grant to the Chief Executive Officer was based upon his strong performance in promoting shareholder value as measured both by the Corporation's financial and stock price performance and to reward the Chief Executive Officer for his long and meritorious service to the Corporation.

The foregoing report has been furnished by the Compensation Committee and the Stock Option Committee.

COMPENSATION COMMITTEE:                              STOCK OPTION COMMITTEE:

Brendan P. O'Donnell (Chairman)                      Gary P. Bennett (Chairman)
Gary P. Bennett                                      Mary E. Kennard, Esq.
Richard A. Grills                                    Brendan P. O'Donnell
Anthony J. Rose, Jr.                                 James P. Sullivan, CPA


                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) and the Keefe, Bruyette & Woods, Inc. ("KBW") Eastern Regional Bank Sub-index for the five years ended December 31, 1996.




                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

(The line graph referred to in the preceding paragraph appears in this space in the proxy filed in paper format that will be provided to shareholders. The following table provides the data points necessary to describe this graphic via
EDGAR.)



                                           1991         1992         1993         1994          1995        1996
-------------------------------------------------------------------------------------------------------------------
Washington Trust Bancorp, Inc.            $100.00      $156.52       $230.20      $314.06      $434.09      $715.44

The Nasdaq Stock Market (U.S.)            $100.00      $116.38       $133.59      $130.59      $184.67      $227.16

KBW Eastern Regional Banks                $100.00      $134.77       $136.70      $116.78      $191.35      $253.88


Assumes that the value of Washington Trust Bancorp, Inc. Common Stock and each index was $100 on December 31, 1991. Total return assumes reinvestment of dividends.


                       INDEBTEDNESS AND OTHER TRANSACTIONS

The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted.

During 1996, the Bank paid approximately $86,105 in legal fees related to collection matters to the law firm of Orsinger & Nardone, of which Mr. Orsinger, a member of the Board of Directors, is a partner.


                                   PROPOSAL 2

                   ADOPTION OF THE 1997 EQUITY INCENTIVE PLAN

In December 1996, the Board of Directors adopted, subject to shareholder approval, the Corporation's 1997 Equity Incentive Plan (the "1997 Plan"). The purposes of the 1997 Plan are to attract and retain key employees, directors, advisors and consultants, to provide an incentive for them to assist the Corporation to achieve long-range performance goals and to enable them to participate in the long-term growth of the Corporation. The following is a summary description of the 1997 Plan and is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached hereto as Exhibit A.

Under the 1997 Plan, the Corporation may grant (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options that are not qualified as incentive stock options ("nonqualified stock options"), (iii) stock appreciation rights either in tandem with an option or alone and unrelated to an option ("SARs"), (iv) shares of Common Stock awarded without payment therefor or based on achieving certain performance goals ("award shares" or "performance shares") and (v) restricted shares of Common Stock ("restricted stock").

All employees, and in the case of awards other than incentive stock options, directors, advisors and consultants of the Corporation or any affiliate (as that term is defined in the 1997 Plan) capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the 1997 Plan.

The 1997 Plan is administered by a committee, which shall initially be the Stock Option Committee. The Board of Directors of the Corporation has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the 1997 Plan and to interpret provisions of the Plan. The Board of Directors may delegate, to the extent permitted by applicable law, to the Stock Option Committee the power to make awards to participants and all determinations under the 1997 Plan with respect thereto.

There are a total of 450,000 shares of Common Stock available for issuance under the 1997 Plan, subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 1997 Plan. The closing price of the Corporation's Common Stock on March 10, 1997 was $29.50.

STOCK OPTIONS

Subject to the provisions of the 1997 Plan, the Board may award incentive stock options and nonqualified stock options and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the option. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter. The Board may provide for the automatic award of an option upon the delivery of shares to the Corporation in payment of an option for up to the number of shares so delivered.

The terms and conditions of incentive stock options shall be subject to and comply with Section 422 of the Code and any regulations thereunder. No incentive stock option granted under the 1997 Plan may be granted more than ten years after the effective date of the 1997 Plan and no such grant may be exercisable more than ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than ten percent of the Common Stock). Incentive stock options shall be granted only to employees of the Corporation and shall be transferable by the optionee only by the laws of descent and distribution, and shall be exercisable only by the employee during his or her lifetime.

Nonqualified stock options may be granted at an exercise price greater or lesser than the fair market value of the Common Stock on the date of grant, in the discretion of the Board. Incentive stock options, however, may not be granted at less than the fair market value of the Common Stock and may be granted to holders of more than ten percent of the Common Stock only at an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant.

OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

The 1997 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Corporation who is not an employee of the Corporation shall automatically be granted a nonqualified option covering 750 shares of Common Stock as of the date of each Annual Meeting of the Corporation after which such director will continue to serve as a director of the Corporation, beginning with the 1997 Annual Meeting and in lieu of options which would have been granted pursuant to the Corporation's Stock Option Plan, at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation.


STOCK APPRECIATION RIGHTS

Subject to the provisions of the 1997 Plan, the Board of Directors may award SARs in tandem with an option (at or after the award of the option) or alone and unrelated to an option. An SAR entitles the holder to receive from the Corporation an amount equal to the excess, if any, of the fair market value of the Common Stock over the reference price. SARs granted in tandem with an option will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.

PERFORMANCE OR AWARD SHARES

The 1997 Plan authorizes the Board of Directors to grant performance shares or award shares to participants in the form of grants of shares of Common Stock. Performance shares are earned over a period of time (a performance cycle) selected by the Board from time to time. There may be more than one performance cycle in existence at any one time and the duration of the performance cycles may differ from each other. The payment value of the performance shares will be equal to the fair market value of the Common Stock on the date the Board determines that the performance shares have been earned. The Board shall establish performance goals for each cycle, for the purpose of determining the extent to which performance shares awarded for such cycle are earned. As soon as practicable after the end of a performance cycle, the Board shall determine the number of performance shares which have been earned on the basis of performance in relation to the established performance goals. Payment values of earned performance shares are distributed to the participant or, if the participant has died, to the beneficiary designated by the participant.

The Board may also award "stock units" to be designated as award shares by the Board, consisting of Common Stock and/or other rights granted as units that are valued in whole or in part by reference to the value of the Common Stock. Such shares shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

RESTRICTED STOCK

Subject to provisions of the 1997 Plan, the Board of Directors may grant shares of restricted stock to participants, with such restricted periods and other conditions as the Board may determine and for no cash consideration or such minimum consideration as may be required by applicable law. During the restricted period, unless otherwise determined by the Board, stock certificates evidencing the restricted shares will be held by the Corporation and may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board. At the expiration of the restricted period, the Corporation will deliver such certificates to the participant or, if the participant has died, to the beneficiary designed by the participant.

GENERAL PROVISIONS

Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 1997 Plan as the Board considers necessary or advisable. Each type of award may be made alone, in addition to, or in relation to any other type of award. The terms of each type of award need not be identical and the Board need not treat participants uniformly. The Board may amend, modify or terminate any outstanding award, including substituting therefor another award, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option, provided that the participant's consent to such action shall be required unless the Board determines that the action would not materially and adversely affect the participant.

The Board of Directors may determine whether awards granted pursuant to the 1997 Plan are settled in whole or in part in cash, Common Stock, other securities of the Corporation or other property. The Board may permit a participant to defer all or any portion of a payment under the 1997 Plan. In the Board's discretion, tax obligations required to be withheld in respect of an award may be paid in whole or in part in shares of common stock, including shares retained from such award. The Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. The Board in its discretion may take certain actions in order to preserve a participant's rights under an award in the event of a change in control of the Corporation, including providing for the acceleration of any time period relating to the exercise or realization of the award, providing for the cash purchase of the award or adjusting the terms of the award in order to reflect the change in control.

The Board of Directors of the Corporation may amend, suspend or terminate the 1997 Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, rules or regulations.

FEDERAL INCOME TAX CONSEQUENCES

The following general discussion of the Federal income tax consequences of awards granted under the 1997 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1997 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1997 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind of award under the 1997 Plan is as follows:

Nonqualified Stock Options. An option holder will not recognize any taxable income upon the grant of a nonqualified option under the 1997 Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

However, if (a) the Corporation imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Corporation at less than fair market value upon termination of employment (a "risk of forfeiture"), or (b) the recipient is an officer or director of the Corporation subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)") then, upon their sale of shares of Common Stock, the date on which taxable income (if any) is recognized (the "Recognition Date") will be the date on which the stock becomes "freely transferable" or not subject to risk of forfeiture. In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be filed with the Corporation and the Internal Revenue Service within 30 days of exercise.

The Corporation will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Corporation reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option.

An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

Incentive Stock Options. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

As noted previously, the tax result may change if (a) the Corporation imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Corporation at less than fair market value upon termination of employment, or
(b) the  recipient  is an  officer or  director  of the  Corporation  subject to
Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined will be postponed, and the tax consequences will be similar to the treatment that applies to shares acquired pursuant to options granted under the 1997 Plan, including the ability to make a
Section 83(b) election.

In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

The Corporation will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Corporation will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Corporation reports the income on a form W-2 that is timely provided to the option holder and filed with the IRS.

Stock Appreciation Rights. A recipient of an SAR will not be considered to receive any income at the time an SAR is granted, nor will the Corporation be entitled to a deduction at that time. Upon the exercise of an SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Corporation will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Restricted Stock, Performance and Award Shares. The recipient of restricted stock, performance or award shares will be treated in the same manner as a person who has exercised a nonqualified stock option, as described above, for which the Corporation has imposed restrictions on the shares received, and for which the exercise price is either zero or a nominal amount. In general, this means that the holder may either wait until the restrictions have elapsed (or the performance goals have been met), and then pay tax at ordinary income tax rates, based upon the fair market value of the shares at that time, or he or she can file a Section 83(b) election, and pay tax based on the fair market value of the shares at the time they are received. Again, the Corporation will get a deduction that corresponds to the income recognized by the recipient. If a recipient makes a Section 83(b) election but later forfeits some or all of the shares as to which the election was made, he or she will not be entitled to a deduction or other reduction related to the income previously recognized.

Awards of Units. A person who receives an award of stock units that includes Common Stock will be treated, with regard to such Common Stock, in the same manner as a person who has exercised a nonqualified stock option, as described above. In general, this means that the holder will have taxable income at the time the shares are received if they are not subject to restrictions, or as described in the preceding paragraph for restricted stock, if they are subject to restrictions. The tax treatment of an award of units that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the units represent, or the tax consequences may be deferred if the receipt of cash or other property for the units is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the unit has ordinary income, the Corporation will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

An affirmative vote by the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the matter represented in person or by proxy at the Annual Meeting is required to approve the 1997 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.


                                   PROPOSAL 3

      AMENDMENT TO ARTICLE FOURTH OF THE CORPORATION'S RESTATED ARTICLES OF
                                  INCORPORATION

The Board of Directors has unanimously approved and recommends to the Corporation's shareholders that they consider and approve the proposed amendment to Article FOURTH of the Corporation's Articles to increase the number of shares of Common Stock, $.0625 par value, that may be issued thereunder from 10,000,000 shares to 30,000,000 shares. The additional shares of Common Stock would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. If the proposed amendment is approved by the Corporation's shareholders, the first paragraph of Article FOURTH of the Articles would read in its entirety as follows:

     FOURTH. Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000, par value $.0625 per share, all of which shares are to be a class designated as "Common Stock".


Pursuant to Rhode Island corporate law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purposes without prior shareholder approval, except as may otherwise be required for a particular transaction by law or the Articles, or by the rules of The Nasdaq Stock Market, or any other stock exchange on which the Corporation's securities may then be listed.

The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of the Corporation and its shareholders. As of March 10, 1997, there were 4,372,302 shares of Common Stock issued and outstanding. As of that date, an aggregate of 906,209 shares of Common Stock were reserved for issuance pursuant to the Stock Option Plan and the Corporation's Amended and Restated Dividend Reinvestment and Stock Purchase Plan. Moreover, if Proposal 2, regarding adoption of the 1997 Plan, is approved, an additional 450,000 shares will be reserved for issuance pursuant to the 1997 Plan.

The proposed increase in the number of authorized shares of Common Stock will give the Corporation greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of shareholders. For example, the Board of Directors may deem it appropriate to make a private or public offering of the Common Stock in order to raise funds for working capital or other purposes, or the Common Stock may be issued to finance possible future acquisitions, or for distribution to the Corporation's shareholders in the event of a stock dividend or additional stock splits, or for distribution pursuant to employee benefit plans.

Shareholders of the Corporation do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock, and the shareholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly-authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Corporation, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding. For example, the Board might be able to place shares of Common Stock with persons supportive of management, thereby diluting the voting stock ownership of current shareholders and concentrating in the hands of management sufficient voting power to effectively block attempts to take control of the Corporation. The recommendation to increase the number of authorized shares of Common Stock is not in response to any takeover or attempt to gain control of the Corporation as the Corporation is not aware that any have been made or are planned in the future.

The Articles and By-Laws of the Corporation contain certain provisions which may render more difficult an unfriendly tender offer, proxy contest, merger or change in control of the Corporation. The Articles and By-Laws provide for a staggered Board of Directors. See "Election of Directors." The Articles further provide that the Corporation will not become a party to certain business combinations with holders of 10% or more of the Corporation's capital stock without either (i) prior approval by 80% of the Board of Directors, (ii) approval by 80% of the Continuing Directors (as defined in the Articles) and a majority of the Board of Directors and compliance with certain fair price and other conditions, or (iii) approval by the holders of 80% or more of the Corporation's outstanding shares entitled to vote. Amendments to the foregoing provisions of the Articles and By-Laws must be approved by 80% of the Board of Directors and a majority of the Continuing Directors and by the holders of 80% of the outstanding shares entitled to vote. In considering the Amendment, shareholders should also take into account that the Corporation's Stock Option Plan provides for the immediate vesting of all outstanding options in the event of a Change of Control.

In August 1996, the Board of Directors declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock held of record on September 3, 1996 (the "Record Date") or issued thereafter prior to the "Distribution Date," as defined below. Each Right entitles the registered holder to purchase from the Corporation one share of Common Stock at a price of $80 per share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement. After September 3, 1996 and for so long as the Rights are not transferable separately from the Common Stock, one Right is deemed to be delivered with each share of Common Stock issued or transferred by the Corporation. Until the Distribution Date, the Rights will be transferred with and only with the Common Stock.

The "Distribution Date" is the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock, or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Stock.

The Rights are not exercisable until the Distribution Date. The Rights will expire on August 31, 2006 unless such expiration date is extended or unless the Rights are earlier redeemed by the Corporation. At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Corporation may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

In the event that, at any time after a person becomes an Acquiring Person, the Corporation is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

The proposed increase in the number of authorized shares of Common Stock will have the effect of increasing the deterrence power of the Rights, thereby
rendering  more  difficult  an  unfriendly   attempt  to  gain  control  of  the
Corporation.

Section 7-5.2-4 of the Rhode Island Business Combination Act prohibits a Rhode Island corporation from engaging in certain business combination transactions with any interested shareholder, defined as the beneficial owner of 10% or more of the outstanding voting stock of the corporation or any affiliate of the corporation which, within the preceding five year period was the beneficial owner of 10% or more of the outstanding voting stock, for a period of five years following the interested shareholder's stock acquisition date, unless either,
(i) the transaction is approved by the Board of Directors prior to the interested shareholder's stock acquisition date, or (ii) the holders of two-thirds of the outstanding stock not beneficially owned by the interested shareholder or any affiliate of the interested shareholder have approved the transaction no earlier than five years after the interested shareholder's stock acquisition date, or (iii) the transaction meets certain conditions, including conditions relating to the nature, form and adequacy of the consideration to be received by the corporation's shareholders in the transaction. By virtue of the Corporation's decision not to elect out of the statute's provisions, the statute applies to the Corporation.

The Rights, the provisions in the Articles and By-Laws referred to above, as well as the authority of the Board of Directors to issue additional shares of Common Stock could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Corporation. The distribution of Rights and certain aspects of the foregoing provisions in the Articles and By-Laws were designed to afford the Board of Directors the opportunity to evaluate the terms of a takeover attempt without haste or undue pressure, advise shareholders of its findings, and to negotiate to protect the interests of all shareholders.

The Corporation is not aware of any efforts to accumulate the Corporation's securities or to obtain control of the Corporation, and the Corporation has no present intention or agreement to issue any additional shares of Common Stock, other than pursuant to outstanding options and existing employee benefit plans. Furthermore, the proposal to increase the number of authorized shares of Common Stock is not part of any plan by the Corporation to adopt a series of anti-takeover measures, and the Corporation has no present intention of soliciting a shareholder vote on any such measures or series of measures.

An affirmative vote by the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the matter at the Annual Meeting is required to approve this amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.


                                   PROPOSAL 4

                      RATIFICATION OF SELECTION OF AUDITORS

The ratification of KPMG Peat Marwick to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 1997, will be submitted to the Annual Meeting. Such ratification requires the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present. Representatives of KPMG Peat Marwick will be present at the Annual
Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Board of Directors will reconsider its choice of KPMG Peat Marwick as the Corporation's independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities ("Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, the Corporation believes that during 1996 all Section 16(a) filing requirements applicable to its Insiders were complied with, except that Mr.Warren inadvertently failed to report on a timely basis one transaction in 1996.

                              SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation to the 1998 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: President, not later than November 19, 1997 for inclusion, if appropriate, in the Corporation's Proxy Statement and the form of proxy relating to the 1998 Annual Meeting.


                              FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the 1996 Annual Report to Shareholders, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.


                                 OTHER BUSINESS

The management knows of no matters to be brought before the meeting other than those referred to, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.


                           INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee and Stock Option Committee Joint Report on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.




                           ANNUAL REPORT ON FORM 10-K

COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO DAVID V. DEVAULT, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WASHINGTON TRUST BANCORP, INC., 23 BROAD STREET, WESTERLY, RHODE ISLAND 02891.


                       EXPENSE OF SOLICITATION OF PROXIES

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500 plus customary expenses.

                                   Submitted by order of the Board of Directors,

                                   Harvey C. Perry II

                                   Harvey C. Perry II
                                   Secretary
Westerly, Rhode Island
March 19, 1997

                                                                      EXHIBIT A

                         WASHINGTON TRUST BANCORP, INC.

                           1997 EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE

        The purpose of the Washington Trust Bancorp, Inc. 1997 Equity Incentive Plan (the "Plan") is to attract and retain key employees, directors, advisors and consultants, to provide an incentive for them to assist Washington Trust Bancorp, Inc. (the "Corporation") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.

SECTION 2.  DEFINITIONS

(a) "Affiliate" means any business entity in which the Corporation owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

(b) "Annual Meeting" means the annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders at which one or more directors are elected.

(c) "Award" means any Option, Stock Appreciation Right, Performance or Award Share, or Restricted Stock awarded under the Plan.

(d) "Award Share" means a share of Common Stock awarded to an employee, director, advisor or consultant without payment therefor.

(e)  "Board" means the Board of Directors of the Corporation.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" means the Stock Option Committee of the Board, or such other committee of not less than three members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.

(h) "Common Stock" or "Stock" means the Common Stock, par value $.0625 per share, of the Corporation.

(i)  "Corporation" means Washington Trust Bancorp, Inc.

(j) "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

(k) "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

(l) "Incentive Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m) "Nonqualified Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6 or Section 11, which is not intended to be an Incentive Stock Option.

(n)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

(o) "Participant" means a person selected by the Board to receive an Award under the Plan.

(p) "Performance Cycle" or "Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

(q) "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

(r) "Restricted Period" means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Corporation.

(s) "Restricted Stock" means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.

(t) "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the reference price, awarded to a Participant under Section 7.

(u) "Stock Unit" means an award of Common Stock and/or other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

SECTION 3.  ADMINISTRATION

        The Plan shall be administered by the Committee, which shall initially be the Stock Option Committee. The Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto.

SECTION 4.  ELIGIBILITY

        All employees and, in the case of Awards other than Incentive Stock Options, directors, advisors and consultants of the Corporation or any Affiliate capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 5.  STOCK AVAILABLE FOR AWARDS

(a) Subject to adjustment under subsection (b), Awards may be made under the Plan, of Options to acquire not in excess of 450,000 shares of Common Stock. Other Awards may be made as the Board may determine, provided that a maximum of 450,000 shares of Common Stock may be issued under this Plan. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.


SECTION 6.  STOCK OPTIONS

(a) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
     Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b) The Board shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including Restricted Stock, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called "cashless exercise"), or such other lawful consideration as the Board may determine. In addition, an optionholder may engage in a successive exchange (or series of exchanges) in which the shares of Common Stock that such optionholder is entitled to receive upon the exercise of an Option may be simultaneously utilized as payment for the exercise of an additional Option or Options.

(e) The Board may provide for the automatic award of an Option upon the delivery of shares to the Corporation in payment of an Option for up to the number of shares so delivered.

(f) In the case of Incentive Stock Options the following additional conditions shall apply:

      (i) Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;

      (ii) Such options shall not be granted more than ten years from the effective date of the Plan and shall not be exercisable more than ten years from the date of grant;

      (iii)Such options shall,  by their terms,  be transferable by the optionee
           only  by  the  laws  of  descent  and  distribution,   and  shall  be
           exercisable only by such employee during his lifetime.

SECTION 7.  STOCK APPRECIATION RIGHTS

        Subject to the provisions of the Plan, the Board may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

SECTION 8.  PERFORMANCE SHARES

(a) Subject to the provisions of the Plan, the Board may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Board, on the date the Board determines that the Performance Shares have been earned.

(b) The Board shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such
     Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. During any Cycle, the Board may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

(c) As soon as practicable after the end of a Performance Cycle, the Board shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Board shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

SECTION 9.  RESTRICTED STOCK

(a) Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 10.  STOCK UNITS

(a) Subject to the provisions of the Plan, the Board may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Board shall determine.

(b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law. Such shares of Common Stock may be designated as Award Shares by the Board.

SECTION 11.  OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

        Unless otherwise determined by the Board, each director of the Corporation who is not an employee of the Corporation shall automatically be granted a Nonqualified Option covering 750 shares as of the date of each Annual Meeting of the Corporation after which such director will continue to serve as a director of the Corporation, beginning with the 1997 Annual Meeting and in lieu of options which would have been granted pursuant to Section 14 of the Corporation's Amended and Restated 1988 Stock Option Plan, the option price for which shall be the Fair Market Value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof.

        Each Nonqualified Option granted pursuant to this Section 11 may be exercised on and after the date that is one year after the date of grant.

        In addition, the Board may provide for such other terms and conditions of the Options granted pursuant to this Section 11 as it may determine in its sole discretion and as shall be set forth in the applicable Option agreements, including, without limitation, acceleration of exercise upon a change of control, termination of the Options, and the effect on such Options of the death, retirement or other termination of service as a director of the option holder. Notwithstanding the foregoing, nothing herein shall preclude the Board from granting Options to such non-employee directors in addition to, or in substitution for, those provided for in this Section 11.

SECTION 12.   GENERAL PROVISIONS APPLICABLE TO AWARDS

(a) Documentation. Each Award under the Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b) Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Corporation in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.

(c) Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Corporation, Awards or other property. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(d) Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
     (ii) cash payments in lieu of or in addition to an Award.

(e) Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Corporation, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award,
     (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation.

(g) Withholding. The Participant shall pay to the Corporation, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 13.  MISCELLANEOUS

(a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the shareholders of the Corporation, the Plan shall be effective on April 29, 1997. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)-3 (or any successor rule thereunder), or the rules and regulations of The Nasdaq Stock Market or any other exchange or stock market over which the Corporation's securities are listed.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Rhode Island.

(f) Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

                                    APPENDIX
                                 FORM OF PROXY

                         WASHINGTON TRUST BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned  hereby appoints Joseph J. Kirby,  Brendan P. O'Donnell and John
C. Warren, or any one or more of them, attorneys will full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 29, 1997 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 THROUGH 4.

PLEASE  SIGN,  DATE AND  RETURN  THE PROXY  CARD  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.

                                      (Continued and to be signed on other side)

|X| Please mark your votes as indicated


The Board of Directors recommends that you instruct the proxies to vote FOR all of the proposals.

1.  ELECTION OF DIRECTORS:
    NOMINEES: Steven J. Crandall, Richard A. Grills, James W. McCormick, Jr., Victor Orsinger II, James P. Sullivan and Neil H. Thorp

   |_| FOR all nominees               |_|WITHHOLD AUTHORITY to vote
       (except as indicated)              for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided below.)

   -----------------------------------------------------------------------------

2.  To adopt the Washington Trust Bancorp, Inc. 1997 Equity Incentive Plan.

    |_|  FOR                        |_|   AGAINST                |_|  ABSTAIN

3. To amend Article FOURTH of the Corporation's Restated Articles of Incorporation to increase the number of shares of the Corporation's Common Stock, $.0625 par value, that may be issued thereunder from 10,000,000 to 30,000,000.

    |_|  FOR                        |_|   AGAINST                |_|  ABSTAIN

4. To ratify the selection of KPMG Peat Marwick as auditors of the Corporation for the fiscal year ending December 31, 1997.

    |_|  FOR                        |_|   AGAINST                |_|  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


                                   Dated:_______________________________, 1997


                                   Signature__________________________________


                                   Signature if held jointly__________________


                                   NOTE: Please sign exactly as name appears.
                                   When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 THROUGH 4.